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$0.20 $0.17 $0.13 $0.11 $0.10 $0.09 $0.10 $0.07 $0.05 $16 $0.05 $14 $9 $9 $8 $8 $7 $6 $4 $3 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19

$1,265 $658 $636 $629 $1,228 $618 $592 $1,203 $1,208 $1,169 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 47.0% 46.9% 45.4% 45.0% 44.7% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19

36.5% 35.6% $113 35.0% 35.1% 34.8% $112 $110 $110 $109 $4 $3 $4 $4 $5 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 $108 $109 $105 $106 $106 Net Interest Income Net Interest Margin 29.9% 29.5% 29.0% 29.2% 29.1% $94 $94 $94 $97 $98 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 Interest Income Other Revenue 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19

$350 20.0% Allowance for Credit Losses 18.0% 90+ calendar days past due $300 Reserve Ratio 15-89 calendar days past due 16.0% $250 14.0% 12.2% 12.5% 12.3% 12.3% 12.2% 12.0% 9.0% $200 8.7% 8.5% 8.5% $151 10.0% 7.5% $140 $147 $146 $148 $150 3.3% 3.6% 3.8% 8.0% 2.7% 3.8% $100 6.0% 4.0% $50 4.8% 5.4% 4.9% 4.7% 5.2% 2.0% $0 0.0% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 23.0% $70 Provision for Credit Losses 18.0% Provision Rate $60 13.0% 15.1% 13.7% 6.8% 7.3% 6.8% 7.1% 13.5% 6.0% 8.0% 12.0% 12.2% $50 $43 $43 $43 $44 3.0% $40 $40 -2.0% -7.0% $30 -12.0% $20 -17.0% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19

7.0% $15.0 $884 $839 $835 $851 6.0% $806 5.6% 5.4% 5.5% $13.0 5.3% 4.8% 5.0% $11.4 $11.2 $11.3 $11.3 $11.0 $10.7 4.0% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 3.0% $9.0 2.0% $7.0 1.0% 2.9x 2.7x 2.7x 2.6x 2.5x $5.0 0.0% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 Funding Cost Cost of Funds Rate 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19

47% 49% 44% 46% 47% 41% 44% 44% 39% 41% $54 $52 $52 $48 $52 $45 $49 $49 $17 $16 $45 $16 $43 $14 $16 $14 $15 $15 $12 $7 $13 $6 $7 $5 $7 $6 $6 $5 $6 $6 $17 $18 $17 $16 $17 $14 $16 $16 $13 $16 $13 $13 $11 $12 $12 $12 $11 $13 $12 $13 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 S&M T&A P&S G&A Efficiency Ratio S&M T&A P&S G&A Adj Efficiency Ratio

$1,600 77% $60 $60 72% 72% 80% $59 $59 $56 69% 68% $1,400 60% $1,296 $1,279 $1,228 $1,187 $1,200 40% $1,068 $419 $356 $379 20% $1,000 $337 $246 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 $40 0% $20 $20 $20 $800 $225 $225 $225 $225 $350 -20% Equity 30% $600 $400 Equity/Assets -40% 27% 26% 26% 25% $400 24% 25% -60%$350 $597 $605 $604 $633 $333 $333 $533 $200 $312 $312 -80% $302 20% $300 $0 -100% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19 $250 15% Warehouse Securitization Corporate Debt Excess Capacity Capacity Utilization $200 10% 4Q '18 1Q '19 2Q '19 3Q '19 4Q '19

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